UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2024

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2024, the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) increased the size of the Board to 12 members and appointed Laura Jones and Spencer Rascoff to the Board, effective immediately. Ms. Jones was appointed for a term expiring at the Company’s 2026 annual meeting and Mr. Rascoff was appointed for a term expiring at the Company’s 2024 annual meeting of stockholders. The Board has not yet determined which, if any, committees Ms. Jones and Mr. Rascoff will be appointed to serve as a member.
There is no arrangement or understanding between either appointee and any other person pursuant to which such appointee was selected as a director. There are no related party transactions involving either Ms. Jones or Mr. Rascoff that are reportable under Item 404(a) of Regulation S-K.
Ms. Jones and Mr. Rascoff will participate in the Company’s non-employee director compensation program as described under “Director Compensation” in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of stockholders filed with the U.S. Securities and Exchange Commission on May 1, 2023, which description is incorporated herein by reference.
Item 7.01     Regulation FD Disclosure.
The Company’s press release dated March 25, 2024, announcing the appointments of Ms. Jones and Mr. Rascoff to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Match Group, Inc. Press Release dated March 25, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jeanette Teckman
Jeanette Teckman
Chief Legal Officer

Date: March 27, 2024